                                                                    Exhibit 23.1

CLARK, WILSON
Barristers & Solicitors

                            CONSENT OF LEGAL COUNSEL

We consent to the use in this Amended Registration Statement on Form S-4/A of DataWave Systems Inc. of our tax opinion dated December 28, 2004 and our legal opinion dated December 28, 2004 appearing in the Prospectus, which is part of such Amended Registration Statement, and to the reference of us under the headings "Legal Matters" and "Interest of Named Experts and Counsel" in such Prospectus.


/s/ "Clark, Wilson"
Vancouver, Canada
Dated this 28th day of December 2004


                                  CLARK, WILSON
                             BARRISTERS & SOLICITORS
                            800-885 W. GEORGIA STREET
                         VANCOUVER, B.C. V6C 3H1 CANADA
                              PHONE: (604) 687-5700
                               FAX: (604) 687-6314